UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2014, Cryoport, Inc. (the “Registrant”) entered into definitive agreements for a private placement of its securities to certain institutional and accredited investors (the “Investors”) for aggregate gross proceeds of $291,808 (approximately $229,429 after estimated cash offering expenses) pursuant to certain Subscription Agreements and Elections to Convert between the Registrant and the Investors (collectively, the “Subscription Agreements”). The Registrant intends to use the net proceeds for working capital purposes.

Pursuant to the Subscription Agreements, the Registrant issued shares of a newly established Class A Convertible Preferred Stock and warrants to purchase common stock of the Registrant (“Common Stock”). The shares and warrants were issued as a unit (a “Unit”) consisting of (i) one share of Class A Convertible Preferred Stock of the Registrant (“Preferred Stock”) and (ii) one warrant to purchase eight (8) shares of Common Stock at an exercise price of $0.50 per share, which shall be immediately exercisable and may be exercised at any time on or before March 31, 2019. A total of 24,318 Units were issued in exchange for gross proceeds of $291,808, or $12.00 per Unit.

Pursuant to the terms promissory notes issued by the Registrant between December 6, 2013 and March 13, 2014 with a total original principal amount of $1,793,000 (the “5% Bridge Notes”), the issuance of the Units to Investors at $12.00 per Unit entitled the holders of the 5% Bridge Notes to convert up to the entire principal amount and accrued interest under the 5% Bridge Notes into Units at a rate of $10.80 per Unit. Through May 8, 2014, 5% Bridge Note holders of $1,274,000 in original principal sum elected to convert their 5% Bridge Notes for Units and the Registrant is providing notice to the remaining 5% Bridge Note holders of their right to convert, with such election being due within ten days after their receipt of the notification. Two of the 5% Bridge Note holders that executed Subscription Agreements to convert 5% Bridge Notes in the aggregate principal amount of $220,000, are affiliates of the Registrant – Jerrell W. Shelton, the Registrant’s Chief Executive Officer, and GBR Investments, LLC, which is managed by Richard Rathmann, a Director and Chairman of the Board of Directors of the Registrant (collectively, the “Affiliates”).

Emergent Financial Group, Inc. served as the Registrant’s placement agent in this transaction and received, with respect to the gross proceeds received from Investors who converted their 5% Bridge Notes into Units (not including those conversions by the Affiliates), a commission of 3% and a non-accountable finance fee of 1% of such proceeds, and with respect to gross proceeds received from all other Investors, a commission of 10% and a non-accountable finance fee of 3% of the aggregate gross proceeds received from such Investors, plus reimbursement of legal expenses of up to $40,000. Emergent Financial Group, Inc. will also be issued a warrant to purchase three shares of Common Stock at an exercise price of $0.50 per share for each Unit issued in this transaction. The Registrant and Emergent Financial Group, Inc. have agreed that the offering of Units to new Investors will conclude on June 16, 2014.

The foregoing summary of the terms and conditions of the Subscription Agreements and the warrants does not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents, which will be filed as exhibits with the Registrant’s Form 10-K filing for the fiscal year ended March 31, 2014.

Item 3.02 Recent Sale of Unregistered Securities.

The sale and issuance of the Units was completed in accordance with the exemption provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act.

Item 3.03 Material Modification to Rights of Security Holders

On May 2, 2014, the Registrant filed with the Secretary of State of the State of Nevada a Certificate of Designation (the “Certificate of Designation”) designated 800,000 shares of the Registrant’s previously authorized preferred stock, par value $0.001, as Class A Preferred Stock.

The rights, preferences, and privileges of the Preferred Stock are summarized as follows:

•	Dividends shall accrue on shares of Preferred Stock at the rate of $0.96 per annum. Such dividends shall accrue day-to-day, shall be cumulative, and shall be payable on when, as, and if declared by the Board of Directors of the Registrant.

•	In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Registrant, holders of Preferred Stock then outstanding shall be entitled to receive a preference payment equal to $12.00 per share (subject to appropriate adjustment in the event of a stock dividend, split, combination, or other similar recapitalization) plus any accrued dividends, but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon.

•	Shares of Preferred Stock shall vote together with the common stock on an as-converted basis.

•	At any time after September 1, 2014, shares of Preferred Stock shall be convertible into thirty shares of Common Stock. In addition, accrued but unpaid dividends on the Preferred Stock will also be convertible into Common Stock after September 1, 2014 at the rate of one share for each $0.40 of dividend. Such conversion is subject to adjustment in the event of any stock split or combination, certain dividends and distributions, and any reorganization, recapitalization, reclassification, consolidation, or merger involving the Registrant.

•	Shares of the Preferred Stock shall be subject to redemption by the Registrant at any time on or after January 15, 2017, upon payment of $12.00 per share (subject to appropriate adjustment in the event of a stock dividend, split, combination, or other similar recapitalization) plus all accrued but unpaid dividends thereon.

The foregoing description of the terms of the Preferred Stock is qualified in its entirety by the provisions of the Certificate of Designation filed as Exhibit 3.1 attached hereto.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 2, 2014, the Registrant filed the Certificate of Designation with the Secretary of State of the State of Nevada to authorize the designation and issuance of 800,000 shares of Preferred Stock. The Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number

3.1	Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: May 8, 2014	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Designation